Exhibit 5.2

July 11, 2013

+1 212 230 8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

Merrimack Pharmaceuticals, Inc.

One Kendall Square, Suite B7201

Cambridge, MA 02139

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the public offering by Merrimack Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to $143,750,000 aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2020 (the “Notes”) (including $18,750,000 principal amount of the Notes issuable by the Company upon exercise of an over-allotment option granted by the Company), and the shares of the Company’s common stock, $0.01 par value per share (the “Shares” and, together with the Notes, the “Securities”) issuable upon conversion of the Notes, pursuant to (i) a Registration Statement on Form S-3 (File No. 333-186369) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 1, 2013 (the “Registration Statement”) and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement dated July 11, 2013, filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the issuance and sale pursuant to the Registration Statement of the Notes (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).  The Registration Statement was declared effective by the Commission on February 8, 2013 and provides for the issuance and sale of securities of the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act in one or more offerings for an aggregate initial offering price of up to $200,000,000.

The Notes are to be issued and sold by the Company pursuant to (i) the underwriting agreement, dated as of July 11, 2013 (the “Underwriting Agreement”), among the Company and the several Underwriters named in Schedule I to the Underwriting Agreement for whom J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Representatives, the form of which is being filed with the Commission as Exhibit 1.2 to the Company’s Current Report on Form 8-K, filed on the date hereof and (ii) an indenture (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a First Supplemental Indenture (the “Supplemental Indenture”) between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the Supplemental Indenture, the “Indenture”).

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities.  We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission.  We have also examined and relied upon records of meetings of the Board of Directors of the Company and the stockholders of the Company as provided to us by the Company, the Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, certificates of representatives of the Company and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.  We have also relied as to certain matters on information obtained from public officials and officers of the Company.

We have assumed the due execution and delivery, pursuant to due authorization, of each of the Base Indenture and the Supplemental Indenture by the Trustee, that the Trustee has all requisite power and authority to effect the transactions contemplated by each of the Base Indenture and the Supplemental Indenture, that the Trustee or an authenticating agent for the Trustee has duly authenticated the Securities pursuant to the Indenture and that the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended.  We have also assumed that each of the Base Indenture and the Supplemental Indenture is the valid and binding obligation of the Trustee and is enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the Indenture.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Notes or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; and (iv) general equitable principles.  We express no opinion as to the enforceability of any provision of any of the Notes that purports to select the laws by which it or any other agreement or instrument is to be governed.  Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Notes requiring the payment of interest on overdue interest.

We also express no opinion herein as to the laws of any state or jurisdiction other the state laws of the State of New York and the General Corporation Law of the State of Delaware.  We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of such agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) which provides that the terms of any such agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

For purposes of our opinion, we have assumed that (i) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the Shares to be issued upon conversion of the Notes shall be issued in accordance with the terms of the Notes, the Indenture and the resolutions of the Board of Directors; and (iii) the Company will remain a Delaware corporation.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                      With respect to the Notes, upon (i) due execution and delivery of the Indenture, on behalf of the Company and the Trustee named therein, (ii) due authentication by the Trustee, and (iii) due execution, issuance, and delivery of the Notes against payment of the consideration therefor specified in the Underwriting Agreement and otherwise in accordance with the Indenture and the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.                                      With respect to the Shares issuable upon the conversion of the Notes, upon (i) valid issuance of the Notes and (ii) due exercise of applicable conversion rights in accordance with the terms of the Notes, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issue and sale of the Notes and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner